SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 28, 2003

Commission File Number 0-1859

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)	Exhibits 99.1 Press Release date April 24, 2003

Item 9.   REGULATION FD DISCLOSURE

On April 24, 2003, Knape & Vogt Manufacturing Company issued a press release announcing results for the third quarter of fiscal 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)
Date:	April 28, 2003	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer
Date:	April 28, 2003	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Paula MacKenzie (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports Third-Quarter Results

GRAND RAPIDS, Michigan, April 24, 2003 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced the results of its third quarter ended March 29, 2003.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products posted net sales of $32.1 million for the third quarter of fiscal 2003, compared with net sales of $33.1 million during the same period a year ago. Knape & Vogt’s (KV’s) Home and Commercial Products division posted net sales of $24.0 million, only slightly lower than net sales of $24.4 million reported in the third quarter last year. The Office Products division, however, continued to experience the downturn in the office furniture industry, reporting net sales of $8.1 million for the current fiscal 2003 period, compared with net sales of $8.8 million in the prior year third quarter. According to the Business and Institutional Furniture Manufacturers’ Association (BIFMA), industry shipments for the months of January and February 2003 declined approximately 8%.

KV reported net income of $395,389, or $0.09 per diluted share, for the just-completed quarter, compared with net income of $844,627, or $0.19 per diluted share, during the same period in fiscal 2002. During the third quarter of fiscal 2003, the Company was able to amend certain prior year tax returns and take advantage of a recent change in the tax law related to capital losses, which had been previously disallowed. As a result, the third quarter net income for fiscal 2003 included a one-time tax benefit of approximately $400,000 or $0.09 per diluted share. Excluding the tax benefit, the decline in net income on a year-over-year basis reflects KV’s significant investment in new products and targeted markets.

“Despite the downturn in the office furniture market and our OEM channel sales, we have been successful in growing our sales in the office furniture dealer channel,” said Bill Dutmers, chairman and CEO. “We attribute our growth in this channel to the innovative, new products we continue to bring to market, including the Keynetix™2 adjustable keyboard, the Mantis™ flat-screen monitor arm and the Captor™ CPU holder.”

“Our Home and Commercial Products division has benefited from our aggressive emphasis on sales to customers in the distribution channel. We have introduced a number of new products along with enhanced services such as a vendor-managed inventory program that should continue our momentum with the distributors. At the same time, we have been successful in introducing some of our product lines, such as kitchen and bath accessories and our ergonomic products, to the retail channel.”

Dutmers added: “KV had a strong showing at the International Housewares Show in the third quarter, and we just came off the Kitchen/Bath Industry Show earlier this month where we received exceptional response for several of our kitchen storage products and accessories. Our investments in design and product development are generating recognition and sales, and we are committed to continue to drive innovation to ensure our offering of products is exceptional.”

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Knape & Vogt, page 2 of 2

For the first nine months of fiscal 2003, KV reported net income of $1.4 million, or $0.32 per diluted share, on net sales of $93.3 million, compared with net income of $2.5 million, or $0.54 per diluted share, on net sales of $97.4 million for the first nine months of fiscal 2002. The decline in sales for the first nine months of the year was due to the implementation of a consignment program in the Home and Commercial Products division, combined with sluggish sales in the Office Products division. During the first eight months of the current fiscal year, BIFMA reported that office furniture sales were down approximately 11 percent.

KV’s gross margin (gross profit as a percentage of net sales) was 21.8 percent for the first nine months of fiscal 2003, compared to 22.4 percent for the same period in fiscal 2002. The Company reported that selling and administrative expenses increased to 18.8 percent of sales during the nine months of fiscal 2003, compared to 17.3 percent during the same period in fiscal 2002. The increase was due to the higher selling costs associated with the ergonomic product line combined with the Company’s advertising and marketing costs incurred to launch new products in both of its divisions.

For the first nine months of fiscal 2003, KV reported that new products accounted for $8.1 million in sales, compared with $5.3 million in the year-ago period.

“While we anticipate that the office furniture market will remain challenging for a few more months, we are confident in our ability to grow in our other key markets,” Dutmers said. “We also believe that our focus on developing innovative new products and investing in partnership programs such as consignment and vendor-managed inventory, will benefit us in all the markets that we serve, including the office furniture market.”

“At the same time, during the past twelve months, we returned approximately $2.8 million in cash to our shareholders in the form of our quarterly dividends and $259,681 in the form of share repurchases, while still maintaining our cash on hand at $4.9 million.”

About Knape & Vogt
Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacturing and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “expect” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future improvements in net sales, margins and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

                                                                 Nine Months Ended                    Three Months Ended
                                                                 -----------------                    ------------------

                                                        March 29, 2003     March 30, 2002     March 29, 2003      March 30, 2002
                                                      -----------------------------------------------------------------------------

Net sales.................................                   $93,309,198        $97,385,831        $32,091,118         $33,142,872

Cost of sales.............................                    72,928,291         75,602,349         25,344,795          25,454,736
                                                      -----------------------------------------------------------------------------

Gross margin..............................                    20,380,907         21,783,482          6,746,323           7,688,136

Selling and administrative expenses.......                    17,495,632         16,827,493          6,423,741           5,973,860

Severance costs...........................                       271,325                  -                  -                   -
                                                      -----------------------------------------------------------------------------

Operating income..........................                     2,613,950          4,955,989            322,582           1,714,276

Other expense.............................                       954,870          1,123,234            318,193             415,649
                                                      -----------------------------------------------------------------------------

Income before income taxes................                     1,659,080          3,832,755              4,389           1,298,627

Income taxes..............................                       217,000          1,338,000          (391,000)             454,000
                                                      -----------------------------------------------------------------------------

Net income................................                   $ 1,442,080        $ 2,494,755        $   395,389         $   844,627
                                                      =============================================================================

Earnings per common share - basic and diluted:
  Weighted average shares outstanding                          4,517,063          4,585,506          4,516,244           4,542,635
                                                      =============================================================================

  Net income per share....................                   $       .32        $       .54        $       .09         $       .19
                                                      =============================================================================

Cash dividend - Common stock..............                   $      .495        $      .495        $      .165         $      .165
                                                      =============================================================================

Cash dividend - Class B common stock.......                  $       .45        $       .45        $       .15         $       .15
                                                      =============================================================================

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

                                                          March 29, 2003           March 30, 2002
                                                       --------------------     --------------------

Assets

Current Assets:
Cash & equivalents.............................               $  4,880,330              $ 4,728,270
Accounts receivable, net.......................                 17,247,281               15,913,262
Inventories....................................                 16,530,205               13,980,289
Other..........................................                  1,654,971                1,405,232
                                                       --------------------     --------------------

Total current assets...........................                 40,312,787               36,027,053

Property, plant and equipment, net.............                 34,429,130               38,712,364

Other assets...................................                 13,447,899               10,922,602
                                                       --------------------     --------------------

                                                              $ 88,189,816             $ 85,662,019
                                                       ====================     ====================

Liabilities and Equity

Current liabilities............................               $ 20,730,787             $ 19,938,012

Long-term debt and capital leases..............                 20,055,672               20,000,000

Deferred income taxes & other
  long-term liabilities........................                 12,363,850                9,583,098

Stockholders' equity...........................                 35,039,507               36,140,909
                                                       --------------------     --------------------

                                                              $ 88,189,816             $ 85,662,019
                                                       ====================     ====================

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Nine months ended                                            March 29, 2003            March 30, 2002
                                                          ---------------------    ----------------------

From Operating Activities:
         Net income....................................           $  1,442,080              $  2,494,755
         Depreciation and amortization.................              5,016,707                 5,598,428
         Loss on disposal of fixed assets..............                103,720                   248,498
         Changes in operating assets
                 & liabilities.........................             (2,711,577)                3,513,940
         Other, net....................................                236,401                  (489,768)
                                                          ---------------------    ----------------------

Net cash provided by operating activities.............               4,087,331                11,365,853

From Investing Activities:
         Additions to property, plant & equipment                   (2,763,875)               (3,236,926)
         Proceeds from sales of property, plant &
               equipment..............................                 243,527                 1,487,201
         Other, net...................................                 (33,123)                  (60,980)
                                                          ---------------------    ----------------------

Net cash used for investing activities................              (2,553,471)               (1,810,705)

From Financing Activities:
         Cash dividends declared......................              (2,135,573)               (2,164,895)
         Net change in long-term debt.................                  (3,013)               (3,750,000)
         Repurchase and retirement of common
                stock.................................                 (23,949)                 (928,924)
                                                          ---------------------    ----------------------

Net cash used for financing activities................              (2,162,535)               (6,843,819)

Effect of Exchange Rates on Cash......................                  78,462                   (96,999)
                                                          ---------------------    ----------------------

Net increase (decrease) in cash & equivalents.........            $   (550,213)             $  2,614,330
                                                          =====================    ======================